Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 19, 2008, in the Registration Statement (Form S-11 No. 333-                    ) and related Prospectus of Hatteras Financial Corp. dated April 22, 2008.

April 22, 2008

Greensboro, North Carolina